                 CONSENT OF GOLDENBERG ROSENTHAL FRIEDLANDER, LLP


    We consent to the incorporation by reference in this Amended Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission by NHP Incorporated (NHP) of our reports with respect to the audits of Partnerships listed below for the year ended December 31, 1994, and the incorporation by reference of such reports into NHP's Registration Statement on Form S-8, (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement on Form S-8 (333-11917), NHP's Registration Statement on Form S-8 (333-11857) and NHP's Registration Statement on Form S-8 (333-08137).

Name of Partnership -- 1994                               Date of Report
---------------------------                               --------------

Baisley Park Associates (A Limited Partnership)           Februay 3, 1995
Brunswick Village Limited Partnership                     January 23, 1995
Churchview Gardens Limited Partnership                    January 23, 1995
Harris Gardens Limited Partnership                        January 23, 1995
Hawksworth Limited Partnership                            January 21, 1995
Hollows Associates (A Limited Partnership)                February 3, 1995
Kimberton Apartments Associates (A Limited Partnership)   January 18, 1995
Washington Northgate Limited Partnership                  February 3, 1995
Washington Westgate Limited Partnership                   January 28, 1995
Windsor Apartments Associates (A Limited Partnership)     January 18, 1995



                                  /s/ Goldenberg Rosenthal Friedlander, LLP





Jenkintown, PA
October 3, 1997